UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2015

Chemical Financial Corporation
(Exact Name of Registrant as
Specified in its Charter)

Michigan (State or Other Jurisdiction of Incorporation)	000-08185 (Commission File Number)	38-2022454 (IRS Employer Identification No.)

333 E. Main Street Midland, Michigan (Address of Principal Executive Offices)	48640 (Zip Code)

Registrant's telephone number, including area code:  (989) 839-5350

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[X] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On January 5, 2015, Chemical Financial Corporation ("Chemical") and Lake Michigan Financial Corporation ("Lake Michigan Financial") entered into an Agreement and Plan of Merger (the "Merger Agreement") providing for the merger of Lake Michigan Financial with and into Chemical. The Merger Agreement has been unanimously approved by the boards of directors of Chemical and Lake Michigan Financial.

The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Lake Michigan Financial will be merged with and into Chemical, with Chemical as the surviving corporation (the "Merger"). After completion of the Merger, Chemical intends to consolidate each of The Bank of Holland and The Bank of Northern Michigan, Lake Michigan Financial's wholly-owned subsidiary banks, with and into Chemical Bank, Chemical's wholly-owned subsidiary bank, with Chemical Bank as the surviving institution.

Subject to the terms and conditions of the Merger Agreement, each Lake Michigan Financial shareholder will receive $16.64 in cash and 1.326 shares of Chemical common stock (collectively, the "Merger Consideration") for each share of Lake Michigan Financial common stock owned by the shareholder. The Merger Consideration is subject to adjustment in limited circumstances as provided in the Merger Agreement. At the effective time of the Merger, outstanding and unvested restricted stock awards and stock options under the Company Stock Plans (as defined in the Merger Agreement) will become fully vested. Each outstanding stock option will be converted into a stock option with respect to Chemical common stock, at the conversion rate set forth in the Merger Agreement.

The Merger Agreement contains customary representations and warranties that the parties have made to each other as of specific dates. Except for its status as a contractual document that establishes and governs the legal relations among the parties with respect to the Merger, the Merger Agreement is not intended to be a source of factual, business or operational information about the parties. The representations and warranties contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, may be subject to a contractual standard of materiality different from what a shareholder might view as material, may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts, may have been qualified by certain disclosures not reflected in the Merger Agreement that were made to the other party in connection with the negotiation of the Merger Agreement and generally were solely for the benefit of the parties to that agreement.

The Merger Agreement contains customary covenants of Lake Michigan Financial and Chemical including, among others, that Lake Michigan Financial and Chemical conduct their respective businesses in the ordinary course generally consistent with past practice during the period between the date of the Merger Agreement and the effective time of the Merger or earlier termination of the Merger Agreement and, in the case of Lake Michigan Financial, that it not engage in certain kinds of transactions during such period without the prior written consent of Chemical, which may not be unreasonably withheld. Subject to certain terms and conditions, the

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board of directors of Lake Michigan Financial must recommend approval of the Merger Agreement by Lake Michigan Financial's shareholders and must solicit proxies voting in favor of approval of the Merger Agreement from Lake Michigan Financial's shareholders.

Completion of the Merger is subject to certain closing conditions, including, among others, (i) in the case of both parties, receipt of the requisite approval of Lake Michigan Financial's shareholders, receipt of required regulatory approvals, the absence of any law or order prohibiting completion of the Merger and the absence of a material adverse effect (as defined in the Merger Agreement), and (ii) in the case of Chemical, the consolidated shareholders' equity of Lake Michigan Financial must be at least $85 million (subject to adjustment as provided in the Merger Agreement) as of the final statement date (as defined in the Merger Agreement).

The Merger Agreement provides certain termination rights for both Lake Michigan Financial and Chemical and further provides that, upon termination of the Merger Agreement under certain circumstances, Lake Michigan Financial will be obligated to pay Chemical a termination fee of $7,328,000.

In connection with the Merger Agreement, each director of Lake Michigan Financial entered into a voting agreement with Chemical in which the director agreed to vote all of his or her shares of Lake Michigan Financial common stock in favor of the Merger Agreement. A copy of the voting agreement is attached hereto as Exhibit 10.1 and is here incorporated by reference.

The disclosure under this Item 1.01 is qualified in its entirety by reference to the Merger Agreement, which is filed with this report as Exhibit 2.1 and is here incorporated by reference.

Item 7.01	Regulation FD Disclosure.

On January 6, 2015, Chemical issued a press release announcing the execution of the Merger Agreement. A copy of this press release is furnished with this report as Exhibit 99.1 and is here incorporated by reference.

Chemical will host a conference call to discuss the Merger on Tuesday, January 6, 2015 at 11:00 a.m. eastern time. Anyone interested may access the conference call on a live basis by dialing toll-free at 1-800-967-7187 and entering 1181625 for the conference ID. The call will also be broadcast live over the Internet hosted at Chemical's website at www.chemicalbankmi.com under the "Investor Info" section. A copy of the slide-show presentation and an audio replay of the call will remain available on Chemical's website for at least 14 days.

The information disclosed under this Item 7.01 and Exhibit 99.1 are furnished to, and not filed with, the Commission.

Item 9.01	Financial Statements and Exhibits.

	(d)	Exhibits:

		2.1	Agreement and Plan of Merger, dated January 5, 2015. (The schedules to the Agreement and Plan of Merger have been omitted.

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The registrant hereby agrees to furnish supplementally a copy of any omitted schedules to the SEC upon request.)

10.1	Form of Voting Agreement, dated January 5, 2015.

99.1	Press Release, dated January 6, 2015. This Exhibit is furnished to, and not filed with, the Commission.

Forward-Looking Statements

This report and the press release contain forward-looking statements regarding Chemical's outlook or expectations with respect to the planned merger with Lake Michigan Financial, including expected cost saves, expected acquisition-related and integration expenses, the expected timing of closing of the transaction and the impact of the transaction on Chemical's future performance. Words such as "anticipated," "estimated," "expected," "projected," "assumed," "approximately," "continued," "should," "will" and variations of such words and similar expressions are intended to identify such forward-looking statements.

Forward-looking statements are not guarantees of future financial performance and are subject to risks, uncertainties and assumptions ("risk factors") that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Chemical undertakes no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

Risk factors relating both to the transaction and the integration of Lake Michigan Financial into Chemical after the effective time include, without limitation:

•	Completion of the transaction is dependent on, among other things, receipt of regulatory and Lake Michigan Financial shareholder approvals, the timing of which cannot be predicted with precision at this point and which may not be received at all.

•	The impact of the completion of the transaction on Chemical's financial statements will be affected by the timing of the transaction.

•	The transaction may be more expensive to complete and the anticipated benefits, including anticipated cost savings and strategic gains, may be significantly harder or take longer to achieve than expected or may not be achieved in their entirety as a result of unexpected factors or events.

•	The integration of Lake Michigan Financial's business and operations into Chemical, which will include conversion of Lake Michigan Financial's operating systems and procedures, may take longer than anticipated or be more costly than anticipated or have unanticipated adverse results relating to Lake Michigan Financial's or Chemical's existing businesses.

•	Chemical's ability to achieve anticipated results from the transaction is dependent on the state of the economic and financial markets going forward. Specifically, Chemical may incur more credit losses from Lake Michigan Financial's loan portfolio than expected and deposit attrition may be greater than expected.

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In addition, risk factors include but are not limited to, the risk factors described in Item 1A of Chemical's Annual Report on Form 10-K for the year ended December 31, 2013. These and other factors are representative of the risk factors that may emerge and could cause a difference between an ultimate actual outcome and a forward-looking statement.

ADDITIONAL INFORMATION ABOUT THE TRANSACTION

Chemical will file a registration statement on Form S-4 with the Securities and Exchange Commission (SEC) to register the securities that the Lake Michigan Financial shareholders will receive if the merger is consummated. The registration statement will contain a prospectus, a proxy statement for the meeting at which the Lake Michigan Financial shareholders will consider approval of the merger and other relevant documents concerning the merger. Investors are urged to read the registration statement, the prospectus and proxy statement, and any other relevant documents when they become available because they will contain important information about Chemical, Lake Michigan Financial, and the merger. Investors will be able to obtain the documents free of charge at the SEC's website, www.sec.gov, by contacting Chemical Financial Corporation, 235 East Main Street, P.O. Box 569, Midland, MI 48640-0569, Attention: Ms. Lori A. Gwizdala, Investor Relations, telephone 800-867-9757 or by contacting Lake Michigan Financial Corporation, 150 Central Avenue, Holland Michigan, Michigan 49423, Attention: Mr. James Luyk, Investor Relations, telephone 616-546-4078. INVESTORS SHOULD READ THE PROXY STATEMENT AND OTHER DOCUMENTS TO BE FILED WITH THE SEC CAREFULLY BEFORE MAKING A DECISION CONCERNING THE TRANSACTION.

Lake Michigan Financial and its directors, executive officers, and certain other members of management and employees may be soliciting proxies from Lake Michigan Financial shareholders in favor of approving the transaction. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of Lake Michigan Financial shareholders in connection with the proposed transaction will be set forth in the proxy statement when it is filed with the SEC. Free copies of this document may be obtained as described above.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	January 6, 2015	CHEMICAL FINANCIAL CORPORATION (Registrant)

/s/ Lori A. Gwizdala
Lori A. Gwizdala Executive Vice President, Chief Financial Officer and Treasurer

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EXHIBIT INDEX

Exhibit Number	Document

2.1	Agreement and Plan of Merger, dated January 5, 2015. (The schedules to the Agreement and Plan of Merger have been omitted. The registrant hereby agrees to furnish supplementally a copy of any omitted schedules to the SEC upon request.)
10.1	Form of Voting Agreement, dated January 5, 2015.
99.1	Press Release, dated January 6, 2015. This Exhibit is furnished to, and not filed with, the Commission.